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$135,000                  Austin, Texas         February 17, 1998


                         PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned promises to pay to the order of IPIQ Corporation the sum of One Hundred Thirty Five Thousand
Dollars ($135,000) at Murray Hill, New Jersey on or before March
1, 1998.

     The principal balance shall accrue interest at the rate of ten percent (10%) per annum. Accrued interest shall be payable in full upon the payment date set forth above.

     In the event that the holder shall be required to take action to collect any amounts due under the terms of this note, the prevailing party in such action shall be entitled to reimbursement for reasonable attorneys' fees actually incurred, as determined by the Court.

     Dated:  February 17, 1998 at Austin, Texas.


                              INTERNATIONAL META SYSTEMS, INC.

                                   /s/ Lee Hoevel
                              By------------------------------
                                 Lee Hoevel, President


THIS PROMISSORY NOTE IS SECURED BY A SECURITY INTEREST IN
PERSONAL PROPERTY OF THE MAKER.